EXHIBIT 10.1

AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of July 10, 2018, by and between GTJ REIT, Inc., a Maryland corporation (the “Company”), and Paul Cooper (“Executive”).

WHEREAS, the Company and Executive entered into that certain Amended and Restated Employment Agreement, dated as of January 1, 2016 (the “Agreement”);

WHEREAS, the Company and Executive (collectively, the “Parties”) desire to enter into this Amendment to reflect the Parties’ original intention upon entering into the Agreement with respect to the vesting provisions of certain equity awards;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties agree as follows:

1.Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning given to them in the Agreement.

2.Section 3(c) of the Agreement is hereby amended by deleting the third-to-last sentence of Section 3(c) of the Agreement and substituting the following sentence in lieu thereof:

Each Equity Bonus shall vest according to the following schedule: ten percent (10%) shall vest on the date of grant, ten percent (10%) shall vest on the first anniversary of the date of grant, ten percent (10%) shall vest on the second anniversary of the date of grant, ten percent (10%) shall vest on the third anniversary of the date of grant, ten percent (10%) shall vest on the fourth anniversary of the date of grant, ten percent (10%) shall vest on the fifth anniversary of the date of grant, ten percent (10%) shall vest on the sixth anniversary of the date of grant, ten percent (10%) shall vest on the seventh anniversary of the date of grant, ten percent (10%) shall vest on the eighth anniversary of the date of grant, and ten percent (10%) shall vest on the ninth anniversary of the date of grant, in each case provided that the Executive is still employed by the Company.

3.Section 3(e) of the Agreement is hereby amended by deleting the second-to-last sentence of Section 3(e) of the Agreement and substituting the following sentence in lieu thereof:

Each Restricted Stock award shall vest according to the following schedule: ten percent (10%) shall vest on the date of grant, ten percent (10%) shall vest on the first anniversary of the date of grant, ten percent (10%) shall vest on the second anniversary of the date of grant, ten percent (10%) shall vest on the third anniversary of the date of grant, ten percent (10%) shall vest on the fourth anniversary of the date of grant, ten percent (10%) shall vest on the fifth anniversary of the date of grant, ten percent (10%) shall vest on the sixth anniversary of the date of grant, ten percent (10%) shall vest on the seventh anniversary of the date of grant, ten percent (10%) shall vest on the eighth anniversary of the date of grant, and ten percent (10%) shall vest on the ninth anniversary of the date of grant, in each case provided that the Executive is still employed by the Company.

4.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

5.This Amendment may be executed in any number of counterparts, each of which shall constitute an original document.  Electronic signatures, whether by fax, e-mail, or other electronic means, shall be treated as original signatures.

[Signature page to follow.]

in witness whereof, the Parties have executed this Amendment as of the date written above.

COMPANY:

GTJ REIT, INC.

By:       /s/ Stuart Blau

Name: Stuart Blau
Title: Chief Financial Officer

EXECUTIVE:

/s/ Paul Cooper
Paul Cooper

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